Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Al Quality Dividend ETF, a series of shares of beneficial interest in Starboard Investment Trust, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania
March 29, 2022